                                        FILED PURSUANT TO RULE 424(b)(3) AND (c)
                                                              FILE NO. 333-32926

                          SUPPLEMENT TO PROSPECTUS
                            DATED MARCH 30, 2000


                              5,900,903 Shares

                            QUALCOMM INCORPORATED

                                COMMON STOCK

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The Prospectus, dated March 30, 2000, as declared effective on March 30,
2000, is hereby supplemented as follows to modify the "Selling Stockholders" table on pages 16-18 of the Prospectus.

                             SELLING STOCKHOLDERS

     The table of Selling Stockholders in the prospectus is amended to add Hambrecht & Quist Employee Venture Fund, L.P. as a Selling Stockholder and to correct the number of shares beneficially owned and the number of shares being offered by each of Hambrecht & Quist Employee Venture Fund, L.P. II and Hambrecht & Quist Employee Venture Fund, L.P., as follows:

                                                   SHARES BENEFICIALLY
                                                         OWNED                           SHARES BENEFICIALLY OWNED
                                                    PRIOR TO OFFERING      NUMBER OF          AFTER OFFERING
                                                   -------------------   SHARES BEING    -------------------------
SELLING STOCKHOLDERS                                NUMBER    PERCENT      OFFERED          NUMBER       PERCENT
--------------------                               --------  ---------   ------------    -----------   -----------
Hambrecht & Quist Employee Venture Fund, L.P. II       816       *            816             0             0
Hambrecht & Quist Employee Venture Fund, L.P.        4,898       *          4,898             0             0

--------------------
* Less than 1%




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              The date of this Supplement is September 27, 2000